EXHIBIT 4.(ii)
WARRANT



THIS WARRANT SHALL BE TRANSFERABLE SEPARATELY FROM THE CONTEMPORANEOUSLY ISSUED COMMON STOCK AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SECTION 4 THEREOF.


No. W-	______ Warrants which Expire June 22, 2003
	To Purchase One Share of Common Stock Each



TEMECULA VALLEY BANK, NATIONAL ASSOCIATION
Organized Under the Laws of the United States


		THIS CERTIFIES THAT for value received, ________________, the registered holder hereof ("Holder") is entitled to purchase from Temecula Valley Bank, N.A. ("Bank"), at the purchase price of $5.00 per share ("Warrant Price") one share of Common Stock of the Bank ("Common Stock") for each Warrant set forth above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth herein.

		This Warrant is one of a duly authorized issue of 200,000 Warrants evidencing the right to purchase an aggregate of up to 200,000 shares of Common Stock and is issued in connection with the Bank's Offering of 200,000 Units; each Unit consisting of four (4) shares of Common Stock and one (1) Warrant to purchase one (1) share of Common Stock. Shares of Common Stock to be issued upon exercise of Warrants are referred to herein as "Warrant Shares."

		The Warrants may be exchanged, without charge, for another Warrant(s) entitling the holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant(s) surrendered and any Holder desiring to exchange a Warrant(s) shall make such request in writing delivered to the Bank and shall surrender, properly endorsed, the Warrant(s) to be so exchanged. Thereupon, the Bank shall deliver to the person entitled thereto new Warrants as so requested.

		The Warrants shall be transferable only on the books of the Bank upon delivery thereof duly endorsed with signatures properly guaranteed by a commercial bank or securities brokerage firm or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Bank shall deliver a new Warrant or Warrants to the persons entitled thereto.

		[The following legend will be placed on warrants issued to directors and executive officers of the Bank]:

	If the capital of the Bank falls below the minimum capital requirements contained in 12 C.F.R. Part 3, or falls below a higher requirement as determined by the Comptroller of the Currency ("Comptroller"), the Comptroller may direct the Bank to require Warrant holders to exercise or forfeit their Warrants.
The Bank will notify the holder of this Warrant within 45 days of the date the Comptroller notifies the Bank in writing that holders of Warrants must exercise or forfeit their Warrants. The Bank will cancel Warrants not exercised within 21 days of the Bank's notice. The Bank has agreed to comply with any Comptroller request that the Bank invoke its right to require holders of Warrants to exercise or forfeit their Warrants under the circumstances stated above.


		1.	Expiration Date.  The Warrants represented hereby will
expire at 5:00 p.m. Pacific Time on ____________, 2003 ("Expiration Date") and shall be exercisable at any time until the Expiration Date. The Board of Directors, in its sole discretion, may establish additional periods for the exercise of the Warrants, and may extend the Expiration Date. The appropriate terms utilized herein shall be applicable in the event of any such extension(s).

		2.	Period of Exercise.  Subject to the terms of this Warrant,
each Holder shall have the right, commencing on the date of issuance of the Warrants and extending until 5:00 p.m. Pacific Time on the Expiration Date, to purchase from the Bank the number of Warrant Shares indicated on the front of this certificate. The Warrant Shares shall be fully paid and nonassessable (except to the extent provided by the National Bank Act).
Prior to exercise, upon request of the Holder, the Bank will provide Holders with the most current public financial information then available. The Bank represents and warrants that it will provide, at a minimum, the information that would be publicly available if the Bank, at the time of any such exercise, were required to file quarterly and annual report with the Office of the Comptroller of the Currency pursuant to 12 C.F.R. Part 16.20, which references the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

		3.	Manner of Exercise.  A Warrant may be exercised by
contacting the Bank's transfer agent, U.S. Stock Transfer Corp., 1745 Gardena Avenue, Glendale, California 91204, (818) 502-1404 and upon presentation and surrender hereof, together with the Warrant Purchase Form at the end hereof, duly filled in and signed, and upon payment to the Bank of the Warrant Price (subject to adjustment in accordance with the provisions of Section 9 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash, by check or any combination thereof.

		The Bank shall not be required to issue fractional Warrant Shares on the exercise of Warrants. When Warrants are presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares shall be issuable upon the exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants in full, the Bank shall pay an amount in cash equal to the then current market price per Warrant Share multiplied by such fraction. When Warrants are presented for exercise as to a specified portion, only full Warrant
Shares shall be issuable and a new Warrant shall be issuable evidencing the remaining Warrant or Warrants.

		Upon surrender of Warrants and payment of the Warrant Price as aforesaid, the Bank shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with payment, as provided above in this Section 3, in respect of any fractional Warrant Share otherwise issuable upon surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Dates) and until such date the Bank shall be under no duty to deliver any certificate for such Warrant Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or in part, from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant evidencing the remaining Warrant or Warrants will be issued;
provided, however, the Bank shall not be required to issue fractional Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Bank.

		4.	Transferability of Warrants.  The Warrants shall be
transferable separately from the contemporaneously issued Common Stock. Transfers may take place by utilizing the Assignment Form at the end hereof.

		5.	Payment of Taxes.  The Bank will pay all documentary stamp
taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Bank shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificate for Warrant Shares in a name other than that of the Holder of Warrants in respect of which such Warrant Shares are issued, and in such case the Bank shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Bank the amount of such tax or has established to the Bank's satisfaction that such tax has been paid.

		6.	Mutilated or Missing Warrants.  In case any of the Warrants
shall be mutilated, lost, stolen or destroyed, the Bank may at its discretion issue, upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Bank of such loss, theft or destruction of such Warrant, and indemnity, if requested, also satisfactory to the Bank.  An applicant for such a substitute Warrant shall also comply with such other reasonable regulations as the Bank may prescribe.

		7.	Reservation of Warrant Shares.  The Bank shall at all
times, while the Warrants are exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. Promptly after the expiration of the Warrants, no shares shall be subject to reservation in respect of such Warrants.

		8.	Cancellation of Warrants.  The Bank shall cancel any
Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

		9.	Adjustment of Warrant Price and Number of Warrant Shares.
The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustments from time to time upon the happening of certain events, as hereinafter defined:

			9.1	Mechanical Adjustments.  The number of Warrant Shares
purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

(a)	In case the Bank shall (i) pay a dividend in
shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Bank, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Bank which the Holder would have owned or have been entitled to receive, assuming the Warrant had been exercised. An adjustment made pursuant to this Section (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	No adjustment shall be made in the number of
Warrant Shares purchasable upon the exercise of each Warrant unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(c)	Whenever the number of Warrant Shares
purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying the Warrant Price immediately prior to adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

(d)	For the purpose of this Section 9.1., the term
"shares of Common Stock" or "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Bank at the date of this Warrant, or
(ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section
9.1 (a) above, the Holder shall become entitled to purchase any shares of the Bank other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Sections 9.1 (a) through (c) above, and the provisions of Sections 1 and 2 and Sections 9.2 through 9.4, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

			9.2	Notice of Adjustment.  Whenever the number of Warrant
Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares are adjusted, as herein provided, the Bank shall cause to be mailed by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such
Warrant Shares after adjustment, and the Bank shall further set forth a brief statement of the facts and computations supporting such adjustment.  Any failure by the Bank to give notice to the Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment, nor of the Holder's rights to such adjustment.

			9.3	No Adjustment for Dividends or Distributions.  Except
as provided in Sections 9.1 and 9.5, no adjustment in respect of any dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

			9.4	Rights Upon Consolidation, Merger, etc.

				(a)	In case of any consolidation of the Bank with
or merger of the Bank into another corporation or in case of any sale or conveyance to another corporation of the property of the Bank as an entirety or substantially as an entirety, such successor or purchasing corporation may assume the obligations hereunder, and may execute with the Bank an agreement that each Holder shall have the right thereafter upon payment of the Warrant
Price to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action.  The Bank shall mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement.  Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9.  The provisions of this Section 9.4 shall similarly apply to successive consolidation, mergers, sales or conveyances.

				(b)	In the event that such successor corporation
does not execute such an agreement with the Bank as provided in Section 9.4
(a) above, then as to outstanding Warrants then exercisable, each Holder shall be entitled to exercise outstanding Warrants upon the payment of the
Warrant Price during a period of at least thirty days which period terminates at least five days prior to consummation of the consolidation, merger, sale or conveyance, and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of the same class as the
Warrant Shares acquired upon exercise.  If Section 9.4 (a) is not applicable and Warrants are not exercised in accordance with this Section 9.4 (b) before consummation of the transaction, then all Warrants will be cancelled and become null and void.  The Bank shall mail by first class mail, postage prepaid, to each Holder, at least ten days prior to the first date on which the Warrant shall become exercisable, notice of the proposed transaction setting forth the first and last date on which the Holder may exercise outstanding Warrants and a description of the terms of this Warrant providing for cancellation of the Warrants in the event that Warrants are not exercised by the prescribed date.

				(c)	The Bank's failure to give any notice required
by this Section 9.4 or any defect therein shall not affect the validity of any such agreement, consolidation, merger, sale or conveyance or property.

			9.5	Rights Upon Liquidation.  In case (a) the Bank shall
make any distribution of its assets to holders of its shares of Common Stock as a liquidation dividend or by way of return of capital, or other than as a dividend payable out of capital and unimpaired surplus legally available for dividends under the National Bank Act, or (b) the Bank shall liquidate, dissolve or wind up its affairs (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Bank shall cause to be mailed to each Holder of Warrants then exercisable, by first class mail, at least twenty days prior to the applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash)
deliverable upon such distribution, liquidation, dissolution or winding up.
The Bank's failure to give the notice required by this Section 9.5 or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

			9.6	Statement on Warrants.  Irrespective of any
adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issued.

		10.	No Rights as Shareholders.  Nothing contained in this
Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive dividends or to consent to or receive notice as shareholders in respect of any meeting of shareholders called for the election of directors of the Bank or any other matter, or to any rights whatsoever as shareholders of the Bank.

		11.	Notices.  Any notice pursuant to this Warrant by any Holder
to the Bank or by the Bank to the Holder, shall be in writing.  If to the
Bank, the notice shall be mailed first class, postage or hand delivered or delivered by a nationally recognized overnight service to the Bank at its office at 27710 Jefferson Avenue, Suite A100, Temecula, CA  92590 or such other address as the Bank may designate in writing to the Holder.  If to the
Holder, the notice shall be mailed first-class, postage prepaid or delivered by a nationally recognized overnight service at the Holder's address on the books of the Bank.

		12.	Applicable Law.  This Warrant shall be governed by and
construed in accordance with the laws of the State of California, to the extent not preempted by federal law without giving effect to principles of conflict of laws.

		13.	State Securities Law.  The exercise of Warrants is
prohibited unless the issuance of the Warrant Shares has been registered or qualified under laws of the state where registered unless there is an exemption available from such requirements.

		14.	Captions.  The captions of the sections of this Warrant
have been inserted for convenience only and shall have no substantive effect.

		WITNESS the facsimile seal of the Bank and the signatures of its duly authorized officers.


TEMECULA VALLEY BANK, NATIONAL
ASSOCIATION


By:	 /S/ STEPHEN H. WACKNITZ
STEPHEN H. WACKNITZ
	President, CEO & Chairman of the
Board


By:	 /S/ DONALD A. PITCHER
DONALD A. PITCHER
Senior Vice President, Chief
Financial Officer

Dated:	__________, 2001

(Corporate Seal)

ASSIGNMENT

(To be signed only upon assignment of Warrant)



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto







(Name and address of Assignee must be printed or typewritten)


Please provide Social Security No. or Federal Tax I.D. No. of
Assignee:

the within Warrant(s) hereby irrevocably constituting and appointing:

Attorney to transfer said Warrant(s) on the books of the Bank, with full power of substitution in the premises.


Dated:   ______________, 200__
			Signature of Record Holder




			Signature of Record Holder


Signature(s) Guaranteed By: _________________________

NOTE:	The signature(s) of this assignment must correspond with
the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

WARRANT PURCHASE FORM

TO:	TEMECULA VALLEY BANK, NATIONAL ASSOCIATION
	27710 JEFFERSON AVENUE, SUITE A100
	TEMECULA, CA  92590

		The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, __________________ shares of the Temecula Valley Bank, National Association Common Stock (upon exercise of ______ Warrants to purchase one (1) share each), and requests that certificates for such shares be issued in the name(s) of:


Name (please print or type)	Name (please print or type)


Street Address		Street Address


City, State and Zip		City, State and Zip


Social Security/Taxpayer I.D.#		Social Security/Taxpayer I.D.#


Signature		Signature

If said number of shares shall not be all the shares purchasable thereunder, a new Warrant for the balance remaining of the whole number of Warrants shall be registered in the name of the undersigned Warrant holder or his assignee as indicated below and delivered to the address stated below.

DATED:	_____________________________,

Address:	_________________________________



Signature of Holder or Assignee


Signature of Holder or Assignee

NOTE:	The above signature(s) must correspond with the name(s) as
written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) guaranteed by: ____________________________
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